EXHIBIT 10.2

LIMITED GUARANTY

This Limited Guaranty (this “Guaranty”) is entered into as of March 30, 2005, by E-Loan, Inc. (the “Guarantor”), in favor of Merrill Lynch Bank USA (“Merrill Lynch”).

WHEREAS, E-Loan Auto Fund One, LLC (“E-Loan LLC”), as Seller and Merrill Lynch, as Purchaser, are parties to that certain Purchase and Sale Agreement dated as of March 30, 2005 (as subsequently amended from time to time, the “Purchase and Sale Agreement”);

WHEREAS, it is a condition precedent to Merrill Lynch’s obligation to purchase Receivables from the Seller under the Purchase and Sale Agreement that the Guarantor enter into this Guaranty; and

WHEREAS, the Guarantor will receive substantial direct and indirect benefits from the consummation of the transactions contemplated by the Purchase and Sale Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the parties hereto agree as follows:

Section 1.   Definitions. Unless otherwise defined in this Guaranty, capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Purchase and Sale Agreement.

Section 2.   Guaranty of Obligations.

(a)  The Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Merrill Lynch the full and timely payment and performance of all obligations of E-Loan LLC under Sections 3.02, 3.03, 3.04 and 4.02 of the Purchase and Sale Agreement.

The obligations of E-Loan referred to in this Section 2(a) shall be referred to herein as the “Guaranteed Obligations”, and shall include, in each case, such obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (the Bankruptcy Code”) §362(a)).

(b)  The Guarantor is not guaranteeing, and shall have no obligation to guarantee, any obligations of the Obligors under the Contracts.

Section 3.   Unconditionality; Irrevocability. (a) This is an absolute, unconditional and continuing guaranty of payment (when due and not of collectability) and performance of all Guaranteed Obligations, and the Guarantor agrees that its obligations under this Guaranty shall be irrevocable. The dissolution, insolvency or adjudication of bankruptcy of the Guarantor shall not revoke this Guaranty.

Limited Guaranty

(b)  No act or thing, except payment and performance of the Guaranteed Obligations, shall in any way reduce or release the liability of the Guarantor hereunder. The Guarantor waives all presentments, demands for performance, notices of dishonor and notices of acceptance of this Guaranty. Upon the failure of E-Loan LLC to pay or perform its obligations when due, Merrill Lynch may proceed directly and at once, without notice, against Guarantor to obtain performance of and to collect and recover the full amount, or any portion, of the Guaranteed Obligations owing to such Persons, without first proceeding the Guarantor or any other Person, or their properties.

(c)  The Guarantor further agrees that, if any payment applied hereunder to the Guaranteed Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of E-Loan or any other obligor) or declared to be fraudulent or preferential, the Guaranteed Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such payment, and this Guaranty shall be enforceable as to such Guaranteed Obligations as fully as if such payment had never been made.

Section 4.   Continuation and Validity of Guaranteed Obligations. The liability of the Guarantor shall not be affected or impaired by any of the following events: (a) the invalidity, unenforceability, discharge or disaffirmance (by any Person, including any trustee in bankruptcy or other similar official) of the Guaranteed Obligations or of the Basic Documents, (b) the absence of any attempt to collect the Guaranteed Obligations from E-Loan LLC or any other guarantor or other Person, (c) the waiver or consent by Merrill Lynch or any other Person with respect to any provision of any instrument or agreement evidencing the Guaranteed Obligations, any delay or lack of diligence in the enforcement of the Guaranteed Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect the Guaranteed Obligations, (d) any change of the time, manner or place of payment or performance, or any other term, of any of the Guaranteed Obligations, (e) any law, regulation or order of any jurisdiction affecting any term of any of the Guaranteed Obligations or rights of Merrill Lynch with respect thereto, (f) the failure by Merrill Lynch to take any steps to perfect and maintain perfected its interest in the Contracts, Financed Vehicles or other property acquired from the Seller or any security or collateral related to the Guaranteed Obligations, (g) the commencement of any bankruptcy, insolvency or similar proceeding with respect to E-Loan, (h)  any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Guaranteed Obligations, or (i) any legal or equitable discharge or defense of the Guarantor (other than payment of the Guaranteed Obligations). The Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

Section 5.   Representations and Warranties. The Guarantor hereby represents and warrants to Merrill Lynch as follows:

(a)  Existence and Power. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all power and authority required to carry on its business as it is now conducted. The Guarantor has obtained all necessary licenses and approvals to enter into this Guaranty and to perform its obligations hereunder where the failure to do so would materially and adversely affect its ability to enter into this Guaranty or to perform its obligations hereunder.

Limited Guaranty

(b)  Authorization and No Contravention. The execution, delivery and performance by the Guarantor of this Guaranty (i) have been duly authorized by all necessary corporate action, (ii) do not violate or constitute a default under (A) any applicable law, rule or regulation applicable to the Guarantor of any governmental authority having jurisdiction over the Guarantor or its properties, or (B) any material provision of the Certificate of Incorporation or the bylaws of the Guarantor, (iii) do not violate or result in a breach that would constitute a material default under any agreement for borrowed money binding upon or applicable to the Guarantor or the Guarantor’s property that is material to it and (iv) will not result in the acceleration of any indebtedness of the Guarantor.

(c)  Binding Effect. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(d)  No Proceedings. There is no action, suit or proceeding pending or, to the Guarantor’s knowledge, threatened against the Guarantor, which, either in any one instance or in the aggregate, would render invalid this Guaranty, or which would materially impair the ability of the Guarantor to perform under the terms of this Guaranty.

(e)  No Consents. No consent, approval, authorization or order of or declaration, filing or registration with any governmental authority or other Person is required in connection with the execution, delivery or performance of this Guaranty, except such as have been duly made or obtained.

(f)  Benefits. The Guarantor has a direct and substantial economic interest in E-Loan LLC and expects to derive substantial benefits therefrom and from the transactions contemplated by the Basic Documents, and this Guaranty shall be effective and enforceable by Merrill Lynch without regard to the receipt, nature or value of any such benefits.

(g)  Solvency. The Guarantor is not insolvent nor will it be rendered insolvent by virtue of entering into or carrying out this Guaranty.

Section 6.   Independent Guaranteed Obligations. The obligations of the Guarantor hereunder are undertaken as primary obligor and independently of the obligations of E-Loan LLC, or any other obligor, guarantor or Person, and action or actions may be brought or prosecuted directly against the Guarantor whether or not action is brought first or at all against E-Loan LLC or any other obligor, guarantor or Person, or against any collateral security or any other source of recovery whatsoever, and whether or not E-Loan LLC or any other obligor, guarantor or Person is joined in any such action or actions, or any claims or demands are made or are not made on, or any action is taken against, E-Loan LLC, any other obligor, guarantor or Person or any collateral security or otherwise.

Section 7.   Waivers. (a) Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of E-Loan LLC or any other Person (other than Guarantor to the extent required by the Bankruptcy Code), protest or notice with respect to the Guaranteed Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on E-Loan LLC as a condition precedent to Guarantor’s obligations hereunder), and covenants that this Guaranty will not be discharged, except by payment in full of the Guaranteed Obligations.

Limited Guaranty

(b) Merrill Lynch is hereby authorized, without notice or demand and without affecting the liability of Guarantor hereunder, from time to time, (i) to otherwise renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Guaranteed Obligations, or to otherwise modify, amend or change the terms of any of the Purchase and Sale Agreement in accordance with its terms; (ii) to accept partial payments on all or any part of the Guaranteed Obligations; (iii) to take and hold security or collateral for the payment of all or any part of the Guaranteed Obligations, this Guaranty, or any other guaranties of all or any part of the Guaranteed Obligations or other liabilities of E-Loan LLC, or any of them; (iv) to exchange, enforce, waive and release any such security or collateral; (v) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; and (vi) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Guaranteed Obligations, this Guaranty, any other guaranty of all or any part of the Guaranteed Obligations, and any security or collateral for the Guaranteed Obligations or for any such guaranty, irrespective of the effect on the contribution or subrogation rights of Guarantor. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of Guarantor hereunder.

(c) Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Guarantor specifically waives all defenses the Guarantor may have based upon any election of remedies by Merrill Lynch which destroys the Guarantor’s rights to proceed against E-Loan LLC or any other obligor, guarantor or Person for reimbursement, contribution or otherwise, including any loss of rights that it may suffer by reason of any rights, powers, remedies or defenses of E-Loan LLC in connection with any laws limiting, qualifying or discharging indebtedness of or remedies against E-Loan LLC, and the Guarantor hereby agrees not to exercise or pursue, so long as any of the Guaranteed Obligations remain unsatisfied, any right to reimbursement, subrogation, or contribution from E-Loan LLC in respect of payments hereunder.

Section 8.   Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable, Merrill Lynch may, without notice to Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations owing to such Persons (i) any debt due or to become due from Merrill Lynch to the Guarantor, and (ii) any moneys, credits or other property belonging to the Guarantor, at any time held by or coming into the possession of Merrill Lynch or their respective affiliates.

Limited Guaranty

Section 9.   Subordination. Guarantor agrees that any and all claims of Guarantor against E-Loan LLC or any endorser or other guarantor of all or any part of the Guaranteed Obligations, or against any of their respective properties, shall be subordinated to all of the Guaranteed Obligations. Notwithstanding any right of Guarantor to ask for, demand, sue for, take or receive any payment from E-Loan LLC, all rights and liens of Guarantor, whether now or hereafter arising and howsoever existing, in any assets of E-Loan LLC shall be and hereby are subordinated to the rights of Merrill Lynch in those assets. Unless and until all of the Guaranteed Obligations shall have been paid in full, (i) Guarantor shall have no right to possession of any such asset, and (ii) Guarantor shall have no right to foreclose upon any such asset, whether by judicial action or otherwise. If all or any part of the assets of E-Loan LLC, or the proceeds thereof, are subject to any distribution, division or application to the creditors of E-Loan LLC, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of E-Loan LLC is dissolved or if substantially all of the assets of E-Loan LLC are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of E-Loan LLC to Guarantor (“Company Indebtedness”) shall be paid or delivered directly to Merrill Lynch for application on the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been paid in full. Guarantor irrevocably authorizes and empowers Merrill Lynch to, after the Guaranteed Obligations have become payable to, demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of Guarantor such proofs of claim and take such other action, in Merrill Lynch’s own name or in the name of Guarantor or otherwise, as Merrill Lynch may deem reasonably necessary or reasonably advisable for the enforcement of this Guaranty. Upon the Guaranteed Obligations becoming payable, Merrill Lynch may vote, with respect to the Guaranteed Obligations owed to Merrill Lynch, such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Guaranteed Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by Guarantor upon or with respect to the Company Indebtedness prior to the payment in full of all of the Guaranteed Obligations, Guarantor shall receive and hold the same in trust, as trustee, for the benefit of Merrill Lynch and shall forthwith deliver the same to Merrill Lynch in precisely the form received (accompanied by the endorsement or assignment of Guarantor where necessary), for application to the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by Guarantor as the property of Merrill Lynch. Upon the Guaranteed Obligations becoming payable, if Guarantor fails to make any such endorsement or assignment to Merrill Lynch (or any of their respective officers or employees), Merrill Lynch is hereby irrevocably authorized to make the same. Guarantor agrees that until the Guaranteed Obligations have been paid in full, Guarantor will not assign or transfer to any Person any claim Guarantor has or may have against E-Loan LLC.

Section 10.   Significance of Waivers. The Guarantor represents, warrants and agrees that each of the waivers set forth herein are made with the Guarantor’s full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which the Guarantor otherwise may have against E-Loan LLC or any other obligor, guarantor or Person, or against collateral, and that under the circumstances the waivers are reasonable.

Limited Guaranty

Section 11.   Cumulative Liability. The liability of the Guarantor under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor, if any, as guarantor, surety, endorser, accommodation co-obligor or otherwise of any Guaranteed Obligations or other obligations of E-Loan LLC, without any limitation as to amount.

Section 12.   Amendments. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and by Merrill Lynch.

Section 13.   Assignment. This Guaranty shall be binding upon Guarantor and upon the successors and permitted assigns of Guarantor and shall inure to the benefit of Merrill Lynch and their respective successors and permitted assigns; all references herein to E-Loan LLC and to Guarantor shall be deemed to include their respective successors and permitted assigns. The successors and permitted assigns of Guarantor and E-Loan LLC shall include, without limitation, their respective receivers, trustees or debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

Section 14.   Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 15.   Consent to Jurisdiction; Waiver of Trial by Jury.

(a)  THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY LITIGATION BASED ON THIS GUARANTY OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY MATTER ARISING HEREUNDER. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT PERMITTED BY LAW, TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK, IN CONNECTION WITH ANY SUCH LITIGATION. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT BEFORE JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY TO THE FULLEST EXTENT PERMITTED BY LAW IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

Limited Guaranty

(b)  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS GUARANTY OR ANY MATTER ARISING HEREUNDER.

Section 16.   Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute but one and the same instrument.

Section 17.   Severability. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this Guaranty are declared to be severable.

Section 18.   Benefits; Third-party Beneficiary. This Guaranty shall be effective as of the date hereof, without further act, condition or acceptance by Merrill Lynch or E-Loan LLC, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of Merrill Lynch and its successors and permitted assigns.

Section 19.   Termination. This Guaranty shall become effective against Guarantor upon its execution by Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked until the Guaranteed Obligations shall have been paid in full.

Limited Guaranty

IN WITNESS WHEREOF, this Guaranty has been duly executed by the parties hereto as of the date and year first above written.

E-LOAN, INC., as Guarantor

By:	/s/ Scott D. McKinlay

Name: Scott D. McKinlay Title: Vice President & Chief Legal Officer

ACKNOWLEDGED:

MERRILL LYNCH BANK USA, as Purchaser

By:	/s/ Joseph Magnus

Name: Joseph Magnus Title: Director

Limited Guaranty